Electronically Filed
2/27/2018 1:34 PM
Steven D. Grierson
CLERK OF THE COURT

ORDR

Jay A. Shafer, Esq.
Nevada Bar No. 9184
PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Telephone: (702) 794-4411
Fax: (702) 794-4421
jshafer@premierlegalgroup.com
Attorneys for Petitioner
CUSTODIAL MANAGEMENT LLC

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of **GRYPHON RESOURCES, INC., a Nevada Corporation,**	Case No. A-18-767724-P Dept. No. XXIX **EXEMPT FROM ARBITRATION** **(Equitable Relief Requested)**

ORDER GRANTING APPLICATION FOR APPOINTMENT OF CUSTODIAL MANAGEMENT LLC AS CUSTODIAN OF GRYPHON RESOURCES, INC.

Petitioner CUSTODIAL MANAGEMENT LLC's Motion and Application for Appointment as Custodian of GRYPHON RESOURCES, INC., having been heard by the Court on February ~~22~~ 21, 2018, the Court having considered the pleadings and papers on file herein, with no opposition being filed, and for good cause appearing therefore:

THE COURT HEREBY FINDS that:

1. GRYPHON RESOURCES, INC., has failed file required reports with the Nevada Secretary of State in violation of N.R.S 78.710.
2. GRYPHON RESOURCES, INC., has failed to hold an annual meeting of stockholders for the preceding six (6) years in violation of N.R.S. 78.710
3. Petitioner, CUSTODIAL MANAGEMENT LLC, a limited liability company, is a shareholder of GRYPHON RESOURCES, INC.

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

4. Petitioner has given reasonable and required notice as required by the NRS 78.710 et seq.
5. Beginning on October 4, 2017, Petitioner served demand upon GRYPHON RESOURCES, INC., at its last known registered business address and all active members and officers last known address demanding the company comply with N.R.S. 78.710, N.R.S. 78.150 and N.R.S 78.710. Petitioner employed all reasonable efforts to contact GRYPHON RESOURCES, INC.
6. Despite Petitioner's demand, no response was received from GRYPHON RESOURCES, INC.
7. Petitioner has demonstrable experience in managing the affairs of Nevada corporations.

THEREFORE IT IS HEREBY ORDERED, ADJUDGED AND DECREED that

1. Pursuant to NRS 78.347, CUSTODIAL MANAGEMENT LLC is hereby appointed custodian of GRYPHON RESOURCES, INC.
2. CUSTODIAL MANAGEMENT LLC is authorized to take any actions on behalf of GRYPHON RESOURCES, INC., pursuant to NRS 78.347 that are reasonable, prudent or for the benefit of GRYPHON RESOURCES, INC.
3. Pursuant to NRS 78.347(3)(a CUSTODIAL MANAGEMENT LLC shall comply with NRS 78.180 to reinstate GRYPHON RESOURCES, INC.
4. Pursuant to NRS 78.347, CUSTODIAL MANAGEMENT LLC shall comply with NRS 78.150 to identify and name a registered agent within the State of Nevada for GRYPHON RESOURCES, INC.
5. ~~CUSTODIAL MANAGEMENT LLC shall provide notice to all stockholders of~~ record of a meeting of stockholders of GRYPHON RESOURCES, INC., that will be held after this Order is entered;

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

6. CUSTODIAL MANAGEMENT LLC, as custodian of GRYPHON RESOURCES, INC., shall submit a report to this Court of the actions taken at said stockholders meeting.

7. CUSTODIAL MANAGEMENT LLC shall, pursuant to NRS 78.347(4), file an amendment to the Articles of Incorporation of GRYPHON RESOURCES, INC., which the Secretary of State containing the following disclosures and statements:

   a. Disclosures of any previous criminal, administrative, civil or Financial Industry Regulatory Authority, or Securities and Exchange Commission investigations, violations, or conviction concerning CUSTODIAL MANAGEMENT LLC, or its affiliates or subsidiaries;

   b. A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the last known officers or directors of GRYPHON RESOURCES, INC., to request that the corporation comply with corporate formalities and to continue its business;

   c. A statement that CUSTODIAL MANAGEMENT LLC, is, in fact, is pursuing its business and attempted to further the interest of its stockholders;

   d. A statement indicating that CUSTODIAL MANAGEMENT LLC will reinstate and maintain the corporate charter of GRYPHON RESOURCES, INC., and

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

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e. Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

IT IS SO ORDERED.

Dated this 2 day of Feb, 2018.

DISTRICT COURT JUDGE

Submitted by:

PREMIER LEGAL GROUP

By: JAY A. SHAFER
Nevada Bar No. 9184
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411
Fax: (702) 794-4421
JShafer@premierlegalgroup.com

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421